Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (7.29.2026)

ALERUS FINANCIAL CORPORATION REPORTS

Second QUARTER 2026 NET INCOME OF $20.9 MILLION

MINNEAPOLIS, MN (July 29, 2026) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $20.9 million for the second quarter of 2026, or $0.81 per diluted common share, compared to net income of $23.0 million, or $0.89 per diluted common share, for the first quarter of 2026, and net income of $20.3 million, or $0.78 per diluted common share, for the second quarter of 2025.

CEO Comments

President and Chief Executive Officer Katie O'Neill Lorenson said, “Our second quarter results demonstrate the continued strength of Alerus' diversified business model and the strategic investments and transformation efforts we have made over the past several years. Earnings per diluted common share of $0.81 and return on average tangible common equity(1) of 19.33% reflect disciplined execution across the franchise, including expanding net interest margin, growing fee-based revenue, and continued improvement in credit quality.

The strength of our business model is evident in our ability to generate balanced growth across multiple revenue streams. Noninterest income again represented more than 40% of total revenue, while our banking franchise continued to benefit from disciplined balance sheet management and prudent risk oversight. These results reflect the resilience of our earnings profile and the advantages of a strategy designed to create long-term value.

Most importantly, these results are a testament to the talented team we have built at Alerus and their unwavering focus on serving our clients, communities, and one another. Their consistent execution, collaboration, and focus on doing the right thing continue to translate our strategy into results. As we look ahead, we remain focused on executing our long-term growth strategy, investing in our people and capabilities, and building on the momentum that positions Alerus to deliver sustainable value for our shareholders.”

Second Quarter Highlights

■	Earnings per diluted common share of $0.81.
■	Return on average total assets of 1.60%.
■	Return on average tangible common equity(1) of 19.33%.
■	Noninterest income was $32.9 million in the second quarter of 2026, an increase of 6.8% from the first quarter of 2026. Noninterest income represented 40.85% of total revenue in the second quarter of 2026.
■	Net interest margin (on a tax-equivalent basis)(1) was 3.97%, an increase of 20 basis points compared to 3.77% in the first quarter of 2026.
■	Net interest income was $47.7 million in the second quarter of 2026, an increase of 6.2% compared to $44.9 million in the first quarter of 2026, and an increase of 10.9% compared to $43.0 million in the second quarter of 2025.
■	Total assets under administration/management exceeded $50.4 billion, a 7.0% increase from the first quarter of 2026.
■	Nonperforming assets were $17.1 million as of June 30, 2026, a decrease of $36.9 million, or 68.3%, from $54.0 million as of March 31, 2026. Nonperforming assets to total assets declined to 0.32% in the second quarter of 2026 compared to 1.02% the first quarter of 2026.
■	Repurchased $6.8 million of the Company's outstanding common stock at an average per share price of $27.10, reducing common shares outstanding by 250,000 shares at quarter-end.
■	In the first six months of 2026, the Company returned $23.6 million to shareholders in the form of dividends and share repurchases.
■	Increased quarterly dividend by 4.76% over the first quarter of 2026 to $0.22 per share, continuing the Company's decades-long history of increasing its dividend.
■	Tangible book value per common share(1) was $18.73 as of June 30, 2026, an increase of 16.26% from $16.11 as of June 30, 2025.
■	Tangible common equity to tangible assets ratio(1) was 9.05% as of June 30, 2026, an increase from 7.87% as of June 30, 2025.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars and shares in thousands, except per share data)	2026	2026	2025	2026	2025
Performance Ratios
Return on average total assets	1.60%	1.79%	1.53%	1.69%	1.28%
Adjusted return on average total assets (1)	1.58%	1.79%	1.41%	1.68%	1.26%
Return on average common equity	14.56%	16.44%	15.82%	15.49%	13.37%
Return on average tangible common equity (1)	19.33%	21.85%	22.65%	20.57%	19.66%
Adjusted return on average tangible common equity (1)	19.04%	21.96%	21.02%	20.48%	19.36%
Noninterest income as a % of revenue	40.85%	40.72%	42.47%	40.78%	41.37%
Adjusted noninterest income as a % of revenue (1)	40.36%	40.73%	40.86%	40.54%	40.52%
Net interest margin (on a tax-equivalent basis)(1)	3.97%	3.77%	3.51%	3.87%	3.46%
Efficiency ratio (1)	62.53%	63.39%	60.66%	62.95%	64.54%
Adjusted efficiency ratio (1)	62.76%	63.20%	62.35%	62.97%	64.55%
Net charge-offs (recoveries) to average loans (1)	0.26%	0.71%	0.37%	0.48%	0.21%
Dividend payout ratio	27.16%	23.60%	26.92%	25.29%	31.54%
Per Common Share
Earnings per common share - basic	$0.82	$0.90	$0.79	$1.72	$1.31
Earnings per common share - diluted	$0.81	$0.89	$0.78	$1.70	$1.30
Adjusted earnings per common share - diluted (1)	$0.80	$0.89	$0.72	$1.69	$1.27
Dividends declared per common share	$0.22	$0.21	$0.21	$0.43	$0.41
Book value per common share	$23.34	$22.79	$21.00
Tangible book value per common share (1)	$18.73	$18.15	$16.11
Average common shares outstanding - basic	25,081	25,380	25,368	25,230	25,363
Average common shares outstanding - diluted	25,395	25,679	25,714	25,537	25,683
Other Data
Retirement and benefit services assets under administration/management	$45,163,767	$42,273,839	$42,451,544
Wealth advisory services assets under administration/management	$5,195,511	$4,792,609	$4,613,102
Mortgage originations	$113,450	$94,434	$134,634	$207,884	$205,227

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the second quarter of 2026 was $47.7 million, a $2.8 million, or 6.2%, increase from the first quarter of 2026. Interest income increased $3.6 million, or 5.4%, primarily due to higher interest income on loans from a one-time $1.6 million interest income recovery on a nonaccrual loan resolution, higher purchase accounting accretion, and higher loan yields. Interest expense increased $0.8 million, or 3.8%, from the first quarter of 2026, as average rates paid on borrowings increased following a refinancing of subordinated debt in the first quarter and higher average short-term borrowing balances.

Net interest income increased $4.7 million, or 10.9%, from $43.0 million for the second quarter of 2025. Interest income increased $0.2 million, or 0.3%, from the second quarter of 2025, primarily driven by higher interest income on investment securities following the strategic balance sheet repositioning in the fourth quarter of 2025, partially offset by less purchase accounting accretion. Interest expense decreased $4.5 million, or 16.3%, from the second quarter of 2025, as average rates paid on deposits and borrowings declined primarily driven by Federal Reserve rate cuts in the second half of 2025.

Net interest margin (on a tax-equivalent basis)(1) was 3.97% for the second quarter of 2026, a 20 basis point increase from 3.77% for the first quarter of 2026, and a 46 basis point increase from 3.51% for the second quarter of 2025. The quarter over quarter increase was mainly attributable to a one-time $1.6 million interest income recovery on a nonaccrual loan resolution, higher purchase accounting accretion, and higher loan yields, partially offset by the impact of the first quarter subordinated debt refinancing and higher borrowing balances. The increase from the second quarter of 2025 was primarily driven by lower cost of funds and higher yields on investment securities, partially offset by less purchase accounting accretion.

Noninterest Income

Noninterest income for the second quarter of 2026 was $32.9 million, a $2.1 million, or 6.8%, increase from the first quarter of 2026. This increase was driven by an increase in other noninterest income and wealth advisory services revenue, partially offset by a decrease in mortgage banking revenue. Other noninterest income increased $1.9 million, or 106.9%, from the first quarter of 2026, primarily driven by a gain on the sale of a property in the Rochester, Minnesota market, increased swap fee income, and mutual fund investment gains related to the underlying assets of the deferred compensation plans. Wealth advisory services revenue increased $0.5 million, or 6.5%, from the first quarter of 2026, primarily driven by an increase in both asset-based fees tied to equity markets and transaction-based fees. Mortgage banking revenue decreased $0.3 million, or 9.6%, from the first quarter of 2026, primarily driven by lower gain on sale margins from product mix and increased competition.

Noninterest income for the second quarter of 2026 increased by $1.2 million, or 3.7%, from the second quarter of 2025. This increase was driven by an increase in other noninterest income, retirement and benefit services revenue, and service charges on deposit accounts, partially offset by a decrease in the gain on sale of non-mortgage loans. Other noninterest income increased $1.7 million, or 86.1%, compared to the second quarter of 2025, primarily driven by a gain on the sale of a property in the Rochester, Minnesota market, increased swap fee income, and mutual fund investment gains related to the underlying assets of the deferred compensation plans. Retirement and benefit services revenue increased $1.3 million, or 8.3%, compared to the second quarter of 2025, primarily driven by recurring annual income. Service charges on deposit accounts increased $0.4 million, or 62.6%, compared to the second quarter of 2025, primarily due to a reclassification of fees from other noninterest income to service charges on deposit accounts revenue in the first quarter of 2026. Gain on sale of non-mortgage loans decreased $2.1 million, or 100.0%, compared to the second quarter of 2025, due to a $2.1 million gain on the sale of a PCD hospitality loan during the second quarter of 2025.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Noninterest Expense

Noninterest expense for the second quarter of 2026 was $52.9 million, a $2.5 million, or 4.9%, increase from the first quarter of 2026, primarily due to increases in compensation expense and other noninterest expense, partially offset by a decrease in business services, software, and technology expense. Compensation expense increased $2.1 million, or 8.6%, from the first quarter of 2026, primarily due to annual merit increases, talent additions to the Arizona commercial banking team, and increases in deferred compensation plan liabilities driven by mutual fund investment gains related to the underlying assets of the plans. Other noninterest expense increased $0.8 million, or 39.3%, from the first quarter of 2026, due to an increase in other real estate owned balances and related holding costs, as well as increased corporate insurance costs. Business services, software, and technology expense decreased $0.4 million, or 6.8%, from the first quarter of 2026, primarily due to a decrease in core processing expenses, as well as a decrease in IT hardware expenses.

Noninterest expense for the second quarter of 2026 increased $4.4 million, or 9.2%, from $48.4 million in the second quarter of 2025, primarily due to increases in compensation expense, professional fees and assessments, and other noninterest expense. Compensation expense increased $1.8 million, or 7.4%, from the second quarter of 2025, primarily due to annual merit increases, as well as increases in deferred compensation plan liabilities driven by mutual fund investment gains related to the underlying assets of the plans. Other noninterest expense increased $1.5 million, or 104.3%, from the second quarter of 2025, due to an increase in other real estate owned balances and related holding costs, as well as increased corporate insurance costs. Professional fees and assessments increased $1.4 million, or 61.7%, from the second quarter of 2025, primarily due to the reclassification of consulting services and other third-party vendor expenses from business services, software, and technology expense to professional fees and assessments, as well as an increase in legal fees.

Financial Condition

Total assets were $5.3 billion as of June 30, 2026, an increase of $58.6 million, or 1.1%, from December 31, 2025. The increase was primarily due to a $41.8 million increase in cash and cash equivalents, a $20.1 million increase in available-for-sale investment securities, a $8.5 million increase in other assets, and a $4.8 million increase in loans held for sale, partially offset by a decrease of $13.8 million in loans held for investment.

Loans Held for Investment

Total loans held for investment were $4.0 billion as of June 30, 2026, a decrease of $13.8 million, or 0.3%, from December 31, 2025. The decrease was primarily driven by a $41.6 million decrease in consumer loans, partially offset by a $27.9 million increase in commercial loans.

The following table presents the composition of our loans held for investment portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Commercial
Commercial and business lending
Commercial and industrial	$759,959	$747,447	$736,833	$702,135	$675,892
Commercial real estate − Owner occupied	622,241	444,276	427,260	435,320	440,170
Total commercial and business lending	1,382,200	1,191,723	1,164,093	1,137,455	1,116,062
Investor commercial real estate
Construction, land and development	79,850	146,897	246,238	349,768	352,749
Multifamily	361,875	392,097	383,505	374,761	333,307
Non-owner occupied	893,367	976,339	875,862	865,785	887,643
Total investor commercial real estate	1,335,092	1,515,333	1,505,605	1,590,314	1,573,699
Agricultural
Land	54,202	54,028	64,799	65,900	66,395
Production	53,367	50,983	62,500	63,051	67,931
Total agricultural	107,569	105,011	127,299	128,951	134,326
Total commercial	2,824,861	2,812,067	2,796,997	2,856,720	2,824,087
Consumer
Residential real estate
First lien	828,936	851,551	874,737	894,402	901,738
Construction	31,202	32,872	33,703	34,124	35,754
HELOC	273,124	262,131	260,883	234,681	200,624
Junior lien	31,941	35,783	36,844	40,434	41,450
Total residential real estate	1,165,203	1,182,337	1,206,167	1,203,641	1,179,566
Other consumer	44,180	40,340	44,858	41,715	41,003
Total consumer	1,209,383	1,222,677	1,251,025	1,245,356	1,220,569
Total loans	$4,034,244	$4,034,744	$4,048,022	$4,102,076	$4,044,656

Deposits

Total deposits were $4.2 billion as of June 30, 2026, a decrease of $0.1 million, or 0.0%, from December 31, 2025. Noninterest-bearing deposits decreased $48.3 million and interest-bearing deposits increased $48.2 million from December 31, 2025. The decrease in total deposits was due primarily to seasonal outflows from public funds depositors.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Noninterest-bearing demand	$759,640	$857,625	$807,896	$776,791	$790,300
Interest-bearing
Interest-bearing demand	1,429,951	1,449,156	1,296,315	1,256,687	1,214,597
Savings accounts	173,255	178,347	173,759	174,113	175,586
Money market savings	1,252,823	1,291,794	1,337,491	1,460,006	1,358,516
Time deposits	576,228	570,960	576,542	745,056	798,469
Total interest-bearing	3,432,257	3,490,257	3,384,107	3,635,862	3,547,168
Total deposits	$4,191,897	$4,347,882	$4,192,003	$4,412,653	$4,337,468

Asset Quality

Total nonperforming assets were $17.1 million as of June 30, 2026, a decrease of $52.3 million, or 75.3%, from December 31, 2025. As of June 30, 2026, the allowance for credit losses on loans was $48.4 million, or 1.20% of total loans, compared to $61.9 million, or 1.53% of total loans, as of December 31, 2025.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Nonaccrual loans	$7,105	$53,881	$69,065	$59,644	$51,276
Accruing loans 90+ days past due	436	—	—	—	202
Total nonperforming loans	7,541	53,881	69,065	59,644	51,478
OREO and repossessed assets	9,571	126	308	467	751
Total nonperforming assets	$17,112	$54,007	$69,373	$60,111	$52,229
Criticized loans	83,090	132,459	149,162	191,331	212,592
Net charge-offs (recoveries)	2,575	7,027	(311)	(1,715)	3,767
Net charge-offs (recoveries) to average loans (1)	0.26%	0.71%	(0.03)%	(0.17)%	0.37%
Nonperforming loans to total loans	0.19%	1.34%	1.71%	1.45%	1.27%
Nonperforming assets to total assets	0.32%	1.02%	1.33%	1.13%	0.98%
Criticized loans to total loans	2.06%	3.28%	3.68%	4.66%	5.26%
Allowance for credit losses on loans to total loans	1.20%	1.25%	1.53%	1.51%	1.47%
Allowance for credit losses on loans to nonperforming loans	641.31%	93.73%	89.65%	104.16%	115.15%

For the second quarter of 2026, the Company had net charge-offs of $2.6 million, compared to net charge-offs of $7.0 million for the first quarter of 2026 and net charge-offs of $3.8 million for the second quarter of 2025. The quarter over quarter decrease in net charge-offs was primarily due to charge-offs of $6.4 million in the first quarter of 2026 related to one non-accruing long-term commercial and industrial client relationship. This relationship carried a specific reserve of $9.0 million as of December 31, 2025. Of the $2.6 million of net-charge offs recognized in the second quarter of 2026, $1.4 million was attributable to this same relationship. As of June 30, 2026, the relationship had a remaining reserve of $1.0 million, which represented approximately 63.3% of the book balance as of that date. Management does not believe the charge-offs resulting from this relationship are indicative of a broader credit quality trend in the Company's loan portfolio.

The decrease in the allowance for credit losses on loans to total loans from December 31, 2025 to  June 30, 2026 was primarily the result of problem loan resolution.

The Company recorded a provision for credit losses of $0.5 million for the second quarter of 2026, compared to a provision release of $4.9 million for the first quarter of 2026, and no provision for credit losses for the second quarter of 2025.

OREO and repossessed assets were $9.6 million at June 30, 2026, compared to $0.3 million as of December 31, 2025. The increase was primarily driven by the transfer of one 1-4 family property and one apartment complex to OREO in the second quarter of 2026.

The unearned fair value adjustments on acquired loan portfolios were $36.9 million as of June 30, 2026, $43.8 million as of December 31, 2025, and $58.0 million as of June 30, 2025.

Capital

Total stockholders’ equity was $583.1 million as of June 30, 2026, an increase of $18.2 million from December 31, 2025. The increase was primarily driven by an increase in retained earnings of $33.0 million, partially offset by a decrease in additional paid-in capital of $11.5 million and a decrease in accumulated other comprehensive income of $2.8 million. Tangible book value per common share(1) increased to $18.73 as of June 30, 2026, from $17.55 as of December 31, 2025. Tangible common equity to tangible assets(1) increased to 9.05% as of June 30, 2026, from 8.72% as of December 31, 2025. Common equity tier 1 capital to risk weighted assets increased to 10.81% as of June 30, 2026, from 10.28% as of December 31, 2025.

During the second quarter of 2026, the Company repurchased approximately $6.8 million of its outstanding common stock at an average per share price of $27.10, which reduced common shares outstanding by 250,000 at quarter-end.

The following table presents our capital ratios as of the dates indicated:

	June 30,	December 31,	June 30,
	2026	2025	2025
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	10.81%	10.28%	10.54%
Tier 1 capital to risk weighted assets	11.02%	10.48%	10.74%
Total capital to risk weighted assets	13.34%	12.87%	13.10%
Tier 1 capital to average assets	9.49%	8.86%	9.16%
Tangible common equity / tangible assets (2)	9.05%	8.72%	7.87%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.92%	10.41%	10.78%
Tier 1 capital to risk weighted assets	10.92%	10.41%	10.78%
Total capital to risk weighted assets	12.11%	11.66%	12.04%
Tier 1 capital to average assets	9.26%	8.62%	9.34%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Thursday, July 30, 2026, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth advisory services bank and national retirement and benefit services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association (the “Bank”), Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth advisory services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 26 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest (loss) income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average total assets, adjusted return on average tangible common equity, net interest margin (on a tax-equivalent basis), adjusted earnings per common share - diluted, and adjusted net charge-offs to average loans. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and future monetary policies of the Federal Reserve and executive orders in response thereto); interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement, executive orders, and changes in foreign policy; disruptions to the global supply chain, including as a result of domestic or foreign policies; our ability to successfully manage credit risk, including in the commercial real estate portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; our ability to raise additional capital to implement our business plan; credit risks and risks from concentrations (including by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including commercial real estate loans); the level of nonperforming assets on our balance sheet; our ability to implement organic and acquisition growth strategies; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous employee stock ownership program fiduciary services commenced by government and private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation, or otherwise materially harm our business or customers; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; the ability of the Bank to pay dividends to us and our ability to pay dividends to our stockholders; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war, military conflicts, or terrorism, including the wars in Iran and Ukraine, ongoing conflicts in the Middle East, and other international military conflicts, or adverse external events and changes in foreign relations that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control; the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; any material weaknesses in our internal control over financial reporting; our success at managing and responding to the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets	(Unaudited)
Cash and cash equivalents	$109,012	$67,192
Investment securities
Trading, at fair value	501	1,758
Available-for-sale, at fair value	534,191	514,095
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $115 and $123, respectively)	242,516	254,448
Loans held for sale	26,713	21,934
Loans held for investment	4,034,244	4,048,022
Allowance for credit losses on loans	(48,361)	(61,915)
Net loans	3,985,883	3,986,107
Land, premises and equipment, net	43,941	43,253
Operating lease right-of-use assets	32,105	28,761
Accrued interest receivable	20,213	21,742
Bank-owned life insurance	41,894	39,307
Goodwill	85,634	85,634
Other intangible assets	29,422	33,371
Servicing rights	7,022	6,383
Deferred income taxes, net	18,114	23,080
Other assets	111,557	103,019
Total assets	$5,288,718	$5,230,084
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$759,640	$807,896
Interest-bearing	3,432,257	3,384,107
Total deposits	4,191,897	4,192,003
Short-term borrowings	345,000	308,800
Long-term debt	59,239	59,182
Operating lease liabilities	42,752	36,282
Accrued expenses and other liabilities	66,687	68,883
Total liabilities	4,705,575	4,665,150
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 60,000,000 and 30,000,000 shares authorized: 24,985,815 and 25,406,278 issued and outstanding	24,986	25,406
Additional paid-in capital	260,066	271,609
Retained earnings	303,070	270,075
Accumulated other comprehensive loss	(4,979)	(2,156)
Total stockholders’ equity	583,143	564,934
Total liabilities and stockholders’ equity	$5,288,718	$5,230,084

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$62,214	$58,621	$63,853	$120,835	$125,348
Investment securities
Taxable	7,258	7,104	5,310	14,363	11,017
Exempt from federal income taxes	155	158	160	312	320
Other	999	1,094	1,101	2,093	1,920
Total interest income	70,626	66,977	70,424	137,603	138,605
Interest Expense
Deposits	18,938	19,074	22,758	38,012	46,293
Short-term borrowings	2,935	2,357	3,982	5,292	6,821
Long-term debt	1,041	634	652	1,676	1,302
Total interest expense	22,914	22,065	27,392	44,980	54,416
Net interest income	47,712	44,912	43,032	92,623	84,189
Provision for (recovery of) credit losses	495	(4,883)	—	(4,388)	863
Net interest income after provision for (recovery of) credit losses	47,217	49,795	43,032	97,011	83,326
Noninterest Income
Retirement and benefit services	17,347	17,406	16,024	34,754	32,130
Wealth advisory services	7,705	7,237	7,363	14,942	14,267
Mortgage banking	3,195	3,535	3,651	6,730	5,177
Service charges on deposit accounts	1,106	933	680	2,039	1,330
Gain on sale of non-mortgage loans	—	—	2,115	—	2,115
Other	3,592	1,736	1,930	5,327	4,376
Total noninterest income	32,945	30,847	31,763	63,792	59,395
Noninterest Expense
Compensation	26,155	24,087	24,343	50,242	47,304
Employee taxes and benefits	6,755	6,640	6,633	13,395	14,396
Occupancy and equipment expense	3,493	3,427	2,559	6,919	5,466
Business services, software and technology expense	5,440	5,839	5,868	11,279	11,620
Intangible amortization expense	1,974	1,974	2,710	3,949	5,419
Professional fees and assessments	3,781	3,800	2,339	7,581	5,335
Marketing and business development	869	861	787	1,730	1,752
Supplies and postage	540	607	490	1,146	1,121
Travel	357	361	347	718	634
Mortgage and lending expenses	614	710	940	1,323	1,476
Other	2,905	2,086	1,422	4,992	4,282
Total noninterest expense	52,883	50,392	48,438	103,274	98,805
Income before income tax expense	27,279	30,250	26,357	57,529	43,916
Income tax expense	6,414	7,279	6,104	13,693	10,349
Net income	$20,865	$22,971	$20,253	$43,836	$33,567
Per Common Share Data
Earnings per common share	$0.82	$0.90	$0.79	$1.72	$1.31
Diluted earnings per common share	$0.81	$0.89	$0.78	$1.70	$1.30
Dividends declared per common share	$0.22	$0.21	$0.21	$0.43	$0.41
Average common shares outstanding	25,081	25,380	25,368	25,230	25,363
Diluted average common shares outstanding	25,395	25,679	25,714	25,537	25,683

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	June 30,	March 31,	June 30,
	2026	2026	2025
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$583,143	$574,693	$533,155
Less: Goodwill	85,634	85,634	85,634
Less: Other intangible assets	29,422	31,397	38,462
Tangible common equity (a)	468,087	457,662	409,059
Total assets	5,288,718	5,287,971	5,323,822
Less: Goodwill	85,634	85,634	85,634
Less: Other intangible assets	29,422	31,397	38,462
Tangible assets (b)	5,173,662	5,170,940	5,199,726
Tangible common equity to tangible assets (a)/(b)	9.05%	8.85%	7.87%
Tangible Book Value Per Common Share
Tangible common equity (a)	468,087	457,662	409,059
Total common shares issued and outstanding (c)	24,986	25,214	25,389
Tangible book value per common share (a)/(c)	$18.73	$18.15	$16.11

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Return on Average Tangible Common Equity
Net income	$20,865	$22,971	$20,253	$43,836	$33,567
Add: Intangible amortization expense (net of tax) (1)	1,559	1,559	2,141	3,120	4,281
Net income, excluding intangible amortization (d)	22,424	24,530	22,394	46,956	37,848
Average total equity	574,862	566,563	513,606	570,735	506,470
Less: Average goodwill	85,634	85,634	85,634	85,634	85,634
Less: Average other intangible assets (net of tax) (1)	24,003	25,664	31,436	24,829	32,571
Average tangible common equity (e)	465,225	455,265	396,536	460,272	388,265
Return on average tangible common equity (d)/(e)	19.33%	21.85%	22.65%	20.57%	19.66%
Efficiency Ratio
Noninterest expense	$52,883	$50,392	$48,438	$103,274	$98,805
Less: Intangible amortization expense	1,974	1,974	2,710	3,949	5,419
Noninterest expense excluding intangible amortization (f)	50,909	48,418	45,728	99,325	93,386
Net interest income (v)	47,712	44,912	43,032	92,623	84,189
Noninterest income	32,945	30,847	31,763	63,792	59,395
Tax equivalent adjustment for loans and securities	755	619	592	1,374	1,110
Total tax-equivalent revenue (g)	81,412	76,378	75,387	157,789	144,694
Efficiency ratio (f)/(g)	62.53%	63.39%	60.66%	62.95%	64.54%
Pre-Provision Net Revenue
Net interest income (v)	$47,712	$44,912	$43,032	$92,623	$84,189
Add: Noninterest income	32,945	30,847	31,763	63,792	59,395
Less: Noninterest expense	52,883	50,392	48,438	103,274	98,805
Pre-provision net revenue	$27,774	$25,367	$26,357	$53,141	$44,779
Adjusted Noninterest Income
Noninterest income	$32,945	$30,847	$31,763	$63,792	$59,395
Less: Adjusted noninterest income items
Net gain on sale of loans	—	—	2,115	—	2,115
Net gain (loss) on sale/disposal of premises and equipment	653	(21)	(84)	632	(84)
Total adjusted noninterest income (loss) items (h)	653	(21)	2,031	632	2,031
Adjusted noninterest income (i)	$32,292	$30,868	$29,732	$63,160	$57,364
Adjusted Noninterest Income as a Percentage of Revenue
Adjusted noninterest income (i)	$32,292	$30,868	$29,732	$63,160	$57,364
Net interest income (v)	47,712	44,912	43,032	92,623	84,189
Adjusted revenue (w)	$80,004	$75,780	$72,764	$155,783	$141,553
Adjusted noninterest income as a percentage of revenue (i)/(w)	40.36%	40.73%	40.86%	40.54%	40.52%
Adjusted Noninterest Expense
Noninterest expense	$52,883	$50,392	$48,438	$103,274	$98,805
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	6	(34)	11	(27)	298
Severance and signing bonus expense	216	167	(23)	383	1,004
Total adjusted noninterest expense items (j)	222	133	(12)	356	1,302
Adjusted noninterest expense (k)	$52,661	$50,259	$48,450	$102,918	$97,503

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Adjusted Pre-Provision Net Revenue
Net interest income (v)	$47,712	$44,912	$43,032	$92,623	$84,189
Add: Adjusted noninterest income (i)	32,292	30,868	29,732	63,160	57,364
Less: Adjusted noninterest expense (k)	52,661	50,259	48,450	102,918	97,503
Adjusted pre-provision net revenue	$27,343	$25,521	$24,314	$52,865	$44,050
Adjusted Efficiency Ratio
Adjusted noninterest expense (k)	$52,661	$50,259	$48,450	$102,918	$97,503
Less: Intangible amortization expense	1,974	1,974	2,710	3,949	5,419
Adjusted noninterest expense for efficiency ratio (l)	50,687	48,285	45,740	98,969	92,084
Tax-equivalent revenue
Net interest income (v)	47,712	44,912	43,032	92,623	84,189
Add: Adjusted noninterest income (i)	32,292	30,868	29,732	63,160	57,364
Add: Tax equivalent adjustment for loans and securities (1)	755	619	592	1,374	1,110
Total tax-equivalent revenue (m)	80,759	76,399	73,356	157,157	142,663
Adjusted efficiency ratio (l)/(m)	62.76%	63.20%	62.35%	62.97%	64.55%
Adjusted Net Income
Net income	$20,865	$22,971	$20,253	$43,836	$33,567
Less: Adjusted noninterest (loss) income items (net of tax) (1) (h)	516	(17)	1,604	499	1,604
Add: Adjusted noninterest expense items (net of tax) (1) (j)	175	105	(9)	281	1,029
Adjusted net income (n)	$20,524	$23,093	$18,640	$43,618	$32,992
Adjusted Return on Average Total Assets
Average total assets (o)	$5,226,319	$5,218,515	$5,302,728	$5,222,438	$5,287,622
Adjusted return on average total assets (n)/(o)	1.58%	1.79%	1.41%	1.68%	1.26%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (n)	$20,524	$23,093	$18,640	$43,618	$32,992
Add: Intangible amortization expense (net of tax) (1)	1,559	1,559	2,141	3,120	4,281
Adjusted net income, excluding intangible amortization (p)	22,083	24,652	20,781	46,738	37,273
Average total equity	574,862	566,563	513,606	570,735	506,470
Less: Average goodwill	85,634	85,634	85,634	85,634	85,634
Less: Average other intangible assets (net of tax)	24,003	25,664	31,436	24,829	32,571
Average tangible common equity (q)	465,225	455,265	396,536	460,272	388,265
Adjusted return on average tangible common equity (p)/(q)	19.04%	21.96%	21.02%	20.48%	19.36%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (n)	$20,524	$23,093	$18,640	$43,618	$32,992
Less: Dividends and undistributed earnings allocated to participating securities	192	206	205	400	297
Adjusted net income available to common stockholders (r)	20,332	22,887	18,435	43,218	32,695
Weighted-average common shares outstanding for diluted earnings per share (s)	25,395	25,679	25,714	25,537	25,683
Adjusted earnings per common share - diluted (r)/(s)	$0.80	$0.89	$0.72	$1.69	$1.27
Net Charge-Offs (Recoveries) to Average Loans
Net charge-offs (recoveries) (t)	$2,575	$7,027	$3,767	$9,602	$4,174
Average total loans (u)	$4,032,142	$4,029,719	$4,079,084	$4,030,939	$4,051,129
Net charge-offs (recoveries) to average loans (t)/(u)	0.26%	0.71%	0.37%	0.48%	0.06%
Net Interest Margin (on a Tax-Equivalent Basis)
Net interest income (v)	$47,712	$44,912	$43,032	$92,623	$84,189
Add: Tax equivalent adjustment for loans and securities	755	619	592	1,374	1,110
Net interest income (on a tax-equivalent basis) (1) (y)	$48,467	$45,531	$43,624	$93,997	$85,299
Average interest earning assets (x)	$4,896,740	$4,901,399	$4,988,946	4,899,058	4,969,446
Net interest margin (on a tax-equivalent basis) (1) (y)/(x)	3.97%	3.77%	3.51%	3.87%	3.46%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Six months ended
	June 30, 2026		March 31, 2026		June 30, 2025		June 30, 2026		June 30, 2025
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$45,777	4.11%	$60,675	4.26%	$35,951	5.51%	$53,185	4.20%	$34,695	5.14%
Investment securities (1)	773,692	3.86	771,885	3.84	823,463	2.69	772,793	3.85	841,479	2.74
Loans held for sale	18,885	4.50	15,617	4.70	22,302	4.44	17,260	4.58	16,856	4.74
Loans
Commercial and industrial	779,471	7.07	723,803	7.10	653,635	7.51	751,791	7.09	655,725	7.41
CRE − Owner occupied	502,476	6.19	430,332	6.14	442,796	6.29	466,603	6.17	411,546	6.25
CRE − Construction, land and development	103,618	13.08	211,754	5.17	337,867	5.97	157,388	7.79	340,279	5.90
CRE − Multifamily	394,683	6.05	393,412	5.80	347,277	6.72	394,051	5.93	355,715	6.53
CRE − Non-owner occupied (2)	922,958	6.08	914,642	5.97	955,134	6.52	918,823	6.03	957,629	6.59
Agricultural − Land	53,823	5.78	59,787	6.00	66,044	5.76	56,789	5.89	66,633	5.80
Agricultural − Production	53,351	6.95	58,833	6.98	67,412	7.32	56,077	6.96	64,190	7.31
RRE − First lien	838,819	4.93	865,077	4.93	898,903	4.92	851,876	4.93	899,367	4.85
RRE − Construction	34,981	6.63	32,906	6.29	39,682	7.62	33,949	6.46	38,305	8.00
RRE − HELOC	271,254	6.02	261,586	6.03	188,494	6.99	266,447	6.02	178,601	7.05
RRE − Junior lien	32,676	6.53	36,306	6.42	42,435	6.37	34,481	6.47	43,261	6.31
Other consumer	44,032	6.51	41,281	6.31	39,405	7.01	42,664	6.41	39,878	7.01
Total loans (1)	4,032,142	6.24	4,029,719	5.94	4,079,084	6.31	4,030,939	6.09	4,051,129	6.27
Federal Reserve/FHLB stock	26,244	8.10	23,503	7.87	28,146	8.65	24,881	7.99	25,287	8.26
Total interest earning assets	4,896,740	5.85	4,901,399	5.59	4,988,946	5.71	4,899,058	5.72	4,969,446	5.67
Noninterest earning assets	329,579		317,116		313,782		323,380		318,176
Total assets	$5,226,319		$5,218,515		$5,302,728		$5,222,438		$5,287,622
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,378,394	1.68%	$1,367,270	1.64%	$1,247,241	1.80%	$1,372,863	1.66%	$1,247,482	1.80%
Money market and savings deposits	1,441,099	2.34	1,503,798	2.37	1,561,977	2.77	1,472,276	2.36	1,576,218	2.83
Time deposits	571,276	3.34	569,065	3.40	687,428	3.72	570,176	3.37	687,995	3.82
Fed funds purchased	74,104	3.85	35,628	4.01	149,046	4.63	54,972	3.90	99,714	4.64
FHLB short-term advances	226,703	3.93	204,444	3.98	200,000	4.54	215,635	3.95	200,000	4.56
Long-term debt	59,225	7.04	59,195	4.34	59,112	4.42	59,210	5.70	59,098	4.44
Total interest-bearing liabilities	3,750,801	2.45	3,739,400	2.39	3,904,804	2.81	3,745,132	2.42	3,870,507	2.84
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	790,088		798,579		808,629		794,310		829,044
Other noninterest-bearing liabilities	110,568		113,973		75,689		112,261		81,601
Stockholders’ equity	574,862		566,563		513,606		570,735		506,470
Total liabilities and stockholders’ equity	$5,226,319		$5,218,515		$5,302,728		$5,222,438		$5,287,622
Net interest rate spread		3.40%		3.20%		2.90%		3.30%		2.83%
Net interest margin (on a tax-equivalent basis) (1)		3.97%		3.77%		3.51%		3.87%		3.46%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Average balances and average yield/rate includes non-mortgage loans sold and held for sale for the three months ended December 31, 2025.